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Filed with the United States Securities and Exchange Commission on
April 23, 2020 under the Securities Act of 1933, as amended.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CC NEUBERGER PRINCIPAL HOLDINGS I
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1526024 (I.R.S. Employer Identification Number)

200 Park Avenue, 58th Floor
New York, New York 10166
(212) 355-5515
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Chinh E. Chu
Chief Executive Officer
200 Park Avenue, 58th Floor
New York, New York 10166
(212) 355-5515
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-236974

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	6,900,000 Units	$10.00	$69,000,000	$8,957

Class A ordinary shares included as part of the units(3)	6,900,000 Shares	—	—	—(4)

Redeemable warrants included as part of the units(3)	2,300,000 Warrants	—	—	—(4)

Total			$69,000,000	$8,957(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-236974).

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-236974), which was declared effective by the Securities and Exchange Commission on April 23, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters' option to purchase additional units.

           The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

        This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units of CC Neuberger Principal Holdings I, a Cayman Islands exempted company (the "Registrant"), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-236974) (the "Prior Registration Statement"), initially filed by the Registrant on March 6, 2020 and declared effective by the Securities and Exchange Commission (the "Commission") on April 23, 2020. The required opinions of counsel and related consents and accountant's consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

        The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at U.S. Bank as soon as practicable (but no later than the close of business as of April 24, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than April 24, 2020.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-236974) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant's Prior Registration Statement (File No. 333-236974) filed on March 6, 2020).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of April, 2020.

CC NEUBERGER PRINCIPAL HOLDINGS I
By:	/s/ DOUGLAS NEWTON Douglas Newton Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Position	Date

* Chinh E. Chu		Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2020
/s/ DOUGLAS NEWTON Douglas Newton		Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2020
* Charles Kantor		Director	April 23, 2020
/s/ EVA F. HUSTON Eva F. Huston		Director	April 23, 2020
/s/ KEITH W. ABELL Keith W. Abell		Director	April 23, 2020
*By:	/s/ DOUGLAS NEWTON Douglas Newton Attorney-in-Fact

II-5

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EXPLANATORY NOTE
CERTIFICATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.